Exhibit 99.1

ARTHROCARE OBTAINS A WAIVER OF DEFAULT UNDER ITS CREDIT AGREEMENT
NASDAQ LISTING COUNCIL WILL NOT STAY DELISTING

AUSTIN, TEXAS — January 16, 2009 — ArthroCare Corp. (OTC: ARTC.PK) announced that it received a waiver today from the Lenders and the Administrative Agent under its Credit Agreement of the event of default relating to the delisting of the Company’s stock.  Under the terms of the waiver, the Company has prepaid $10 million of the principal amount (plus accrued and unpaid interest) outstanding under the Credit Agreement.  The other terms of the waiver are substantially identical to the waiver granted on November 26, 2008.  Management believes that, following the partial repayment under the Credit Agreement, based on the Company’s current operating and capital expenditure forecasts, the combination of funds currently available and funds to be generated from operations will be adequate to finance the Company’s ongoing operations for the short and long-term.

The Company also announced that it received notice on January 15, 2009 that the Nasdaq Listing and Hearing Review Council has rejected the Company’s request for a review.  As a result the Nasdaq Listing Qualifications Panel’s decision to suspend trading of and delist the Company’s common stock on The Nasdaq Stock Market became effective at the open of trading today, January 16, 2009.  The Company noted that in excess of 15 market makers are making a market in its common stock on the “Pink Sheets” today, under the symbol ARTC.PK.

Michael Baker, ArthroCare’s CEO, said, “We are gratified by the continuing support of our banks as evidenced by their waiver.  While we are disappointed by the delisting, we are pleased to see such a large number of market makers continue to trade our common stock.  This provides liquidity for our shareholders as we complete the restatement process required to bring our SEC filings up to date.”

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided in this notice and the attached explanation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements relating to the Company’s liquidity and the Company’s ability to deliver its financial statements to the Lenders by the March 2, 2009 deadline.

Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and ArthroCare undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of these factors include, but are not limited to: whether trading of the Company’s common stock on the Pink Sheets continues and the size and nature of that trading; the liquidity of the market for the Company’s common stock; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review, being overseen by the Audit Committee of the Company’s Board of Directors, of the scope and nature of the Company’s internal controls (the “Review”); unanticipated issues regarding the Review that prevent or delay the Company’s independent registered public auditing firm from relying upon the Review or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Review or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Review, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Review, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; the reactions of the marketplace to the foregoing; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2007.

Contact:

Joele Frank, Wilkinson Brimmer Katcher
Andrea Priest, 212-355-4449, ext. 172
apriest@joelefrank.com